Exhibit 99.1

FOR IMMEDIATE RELEASE

August 26, 2026

Strategic Storage Trust VI, Inc. Reports Second Quarter 2026 Results

LADERA RANCH, Calif. – August 26, 2026 – Strategic Storage Trust VI, Inc. (“SST VI”), a publicly registered non-traded real estate investment trust sponsored by an affiliate of SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), announced operating results for the three and six months ended June 30, 2026.

“This was a quarter of operational stability and strategic transformation.” commented H. Michael Schwartz, President and CEO of Strategic Storage Trust VI, Inc. “Same-store Revenue showed modest increases, and we made important progress across our joint venture portfolio, positioning those assets for future contribution. Most notably, we announced the merger agreement with Strategic Storage Growth Trust III, Inc. that will create a combined company with more than $1.0 billion in total assets, meaningfully strengthening our competitive position and platform for growth. We’re pleased to build on a stable operating quarter with a transaction that we believe sets up a stronger, more efficient company for the future.”

Key Highlights for the Three Months Ended June 30, 2026:

• Total revenues were approximately $8.0 million, an increase of approximately $0.4 million when compared to the same period in 2025.

• Increased Same-Store Revenues by 1.5% for the three months ended June 30, 2026 compared to the three months ended June 30, 2025.

• Net loss attributable to common stockholders increased approximately $6.8 million or 111.9% compared with the same period in 2025.

• Decreased same-store Net Operating Income (“NOI”) by 1.5% for the three months ended June 30, 2026 compared to the three months ended June 30, 2025.

• Increased same-store annualized rent per occupied square foot by approximately 2.7% to $17.73 for the three months ended June 30, 2026 from $17.27 for the three months ended June 30, 2025.

Key Highlights for the Six Months Ended June 30, 2026:

• Total revenues were approximately $15.9 million, an increase of approximately $0.9 million when compared to the same period in 2025.

• Increased Same-Store Revenues and NOI by 2.8% and 0.2%, respectively, for the six months ended June 30, 2026 compared to the six months ended June 30, 2025.

• Increased same-store annualized rent per occupied square foot by approximately 4.2% to $17.77 for the six months ended June 30, 2026 from $17.05 for the six months ended June 30, 2025.

• Year To Date Net loss attributable to common stockholders increased approximately $6.8 million or 111.9% compared with the same period in 2025.

Potential SSGT III Merger:

On July 14, 2026, the Company, Strategic Storage Growth Trust III, Inc. (“SSGT III”), and SSGT III Merger Sub, LLC, a wholly owned subsidiary of the Company (“SSGT III Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, the Company will

10 Terrace Road, Ladera Ranch, CA 92694 | 866.412.5161 | info@StrategicREIT.com

acquire SSGT III by way of a merger of SSGT III with and into SSGT III Merger Sub, with SSGT III Merger Sub being the surviving entity (the “SSGT III Merger”).

Assuming all of the conditions of the Merger Agreement are satisfied and the SSGT III Merger is consummated in accordance with the terms in the Merger Agreement, the Company will acquire all of the real estate owned by SSGT III, which as of June 30, 2026 consisted of (i) 12 wholly owned self storage facilities located in four states and three Canadian provinces comprising approximately 9,215 self storage units and approximately 981,465 net rentable square feet, (ii) SSGT III’s 50% equity interest in three unconsolidated real estate ventures located in the two Canadian provinces (British Columbia and Quebec), and (iii) beneficial interest in three Delaware Statutory Trust (“DST”) sponsored programs that own eight self storage properties. The unconsolidated real estate ventures consist of one operating self storage property and two parcels of land being developed into self storage facilities, with subsidiaries of SmartCentres Real Estate Investment Trust, an unaffiliated third party (“SmartCentres”), owning the other 50% of such entities. For additional information please refer to the Company’s Current Report on Form 8-K filed with the SEC on July 14, 2026.

Development Projects:

As of June 30, 2026, we owned 50% of the equity interests in five unconsolidated real estate ventures in two Canadian provinces (Ontario and Quebec), with subsidiaries of SmartCentres owning the other 50% of such entities. Our unconsolidated real estate ventures consist of five operating self-storage properties in the lease-up phase. We substantially completed development and commenced operations on our fifth unconsolidated real estate venture in May 2026. As of June 30, 2026, the five operating unconsolidated real estate venture properties had an average physical occupancy of approximately 58%.

On February 25, 2026, we substantially completed development and commenced operations on our Etobicoke Property. Our Etobicoke Property consists of approximately 980 units and 90,300 net rentable square feet and was approximately 26% occupied as of June 30, 2026.

Declared Distributions:

On June 29, 2026, our board of directors declared a daily distribution rate of approximately $0.001698 per day per share on the outstanding shares of common stock payable to Class A, Class T, Class W, Class P, Class Y and Class Z stockholders of record of such shares as shown on our books at the close of business on each day of the period commencing on July 1, 2026 and ending September 30, 2026. In connection with this distribution, stockholders who hold Class T and Class Y shares will be paid an amount equal to approximately $0.001698 per day less the stockholder servicing fee payable per share per day. Such distributions payable to each stockholder of record during a month will be paid the following month.

About Strategic Storage Trust VI, Inc. (SST VI):

SST VI is a public non-traded REIT that elected to qualify as a REIT for federal income tax purposes. SST VI’s primary investment strategy is to invest in income-producing and growth self-storage facilities and related self-storage real estate investments in the United States and Canada. As of August 26, 2026, SST VI owned 25 operating self storage properties of which 13 are located in seven states (Arizona, Delaware, Florida, Nevada, Oregon, Pennsylvania and Washington) comprising approximately 9,015 units and 1,079,395 rentable square feet (including parking) and 12 located in three Canadian provinces (Alberta, British Columbia and Ontario) comprising approximately 11,185 units and 1,158,015 rentable square feet (including parking), in addition to joint venture interests in four operational and one development property in two Canadian provinces (Ontario and Québec) and one wholly owned development property in Florida.

About SmartStop Self Storage REIT, Inc. (SmartStop):

SmartStop Self Storage REIT, Inc. (“SmartStop”) (NYSE: SMA), is a self-managed REIT with a fully integrated operations team of approximately 1,000 self-storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self-storage programs and, through its Managed Platform, offers third-party management services in the United States and Canada. As of August 26, 2026, SmartStop has an owned or managed portfolio of nearly 460 operating self-storage properties across 36 states, Washington, D.C., and Canada, which totaled approximately 275,000 units and 35.3 million rentable square feet. Of this portfolio, SmartStop owned or managed 53 operating self-storage properties across four provinces in Canada, which totaled approximately 47,000 units and 4.7 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Contact:

David Corak

SVP of Corporate Finance & Strategy

SmartStop Self Storage REIT, Inc.

IR@smartstop.com

Media Relations Contact:

Spotlight Marketing Communications

949-427-1391

Julie@spotlightmarcom.com

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2026 (Unaudited)	December 31, 2025
ASSETS
Real estate facilities:
Land	$109,924,077	$112,763,319
Buildings	393,165,839	385,675,015
Site improvements	14,110,426	14,075,173
	517,200,342	512,513,507
Accumulated depreciation	(46,905,500)	(41,047,473)
	470,294,842	471,466,034
Construction in process	9,680,332	20,888,613
Real estate facilities, net	479,975,174	492,354,647
Cash and cash equivalents	6,064,283	8,801,019
Restricted cash	1,172,518	1,117,142
Investments in unconsolidated real estate ventures	16,675,456	24,512,945
Other assets, net	9,934,639	7,655,431
Total assets	$513,822,070	$534,441,184
LIABILITIES, TEMPORARY EQUITY AND EQUITY (DEFICIT)
Debt, net	$291,714,583	$292,908,254
Accounts payable and accrued liabilities	9,790,466	9,610,514
Distributions payable	5,685,794	4,679,935
Due to affiliates	13,995,545	4,674,857
Total liabilities	321,186,388	311,873,560
Commitments and contingencies
Redeemable common stock	16,231,026	13,063,224
Series B Convertible Preferred Stock, net $0.001 par value; 150,000 shares authorized; 150,000 issued and outstanding at June 30, 2026 and December 31, 2025, with aggregate liquidation preferences of $153,122,671 and $153,156,986 at June 30, 2026 and December 31, 2025, respectively	148,599,723	148,599,723
Series D Preferred units in our Operating Partnership, net $0.001 par value; 1,400,000 units authorized; 1,400,000 issued and outstanding at June 30, 2026 and December 31, 2025, with aggregate liquidation preferences of $36,226,000 and $35,170,167 at June 30, 2026 and December 31, 2025, respectively	34,626,688	34,626,688
Series E Redeemable 8% Preferred Stock, net $0.001 par value; 10,000,000 shares authorized; 97,860 and none issued and outstanding at June 30, 2026 and December 31, 2025, with aggregate liquidation preferences of $983,206 and $0 at June 30, 2026 and December 31, 2025, respectively	361,586	—
Equity (Deficit):
Strategic Storage Trust VI, Inc.:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Class P Common stock, $0.001 par value; 30,000,000 shares authorized; 11,568,240 and 11,457,294 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	11,568	11,457
Class A Common stock, $0.001 par value; 230,000,000 shares authorized; 3,300,779 and 3,252,608 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	3,301	3,253
Class T Common stock, $0.001 par value; 100,000,000 shares authorized; 5,502,213 and 5,446,198 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	5,502	5,446
Class W Common stock, $0.001 par value; 70,000,000 shares authorized; 729,194 and 720,067 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	729	720
Class Y Common stock, $0.001 par value; 200,000,000 shares authorized; 5,538,526 and 5,459,946 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	5,539	5,460
Class Z Common stock, $0.001 par value; 70,000,000 shares authorized; 582,287 and 576,712 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	582	577
Additional paid-in capital	222,033,936	222,010,592
Distributions	(55,285,593)	(47,498,935)
Accumulated deficit	(172,984,833)	(147,963,237)
Accumulated other comprehensive loss	(4,906,458)	(4,762,249)
Total Strategic Storage Trust VI, Inc. equity (deficit)	(11,115,727)	21,813,084
Noncontrolling interests in our Operating Partnership	(1,144,179)	(611,660)
Noncontrolling Series C Subordinated Units in our Operating Partnership	5,076,565	5,076,565
Total noncontrolling interest	3,932,386	4,464,905
Total equity (deficit)	(7,183,341)	26,277,989
Total liabilities, temporary equity and equity (deficit)	$513,822,070	$534,441,184

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Self storage rental revenue	$7,988,252	$7,612,852	$15,768,198	$14,916,493
Ancillary operating revenue	55,025	57,788	99,892	103,505
Total revenues	8,043,277	7,670,640	15,868,090	15,019,998
Operating expenses:
Property operating expenses	3,041,344	2,831,451	6,278,829	5,770,531
Property operating expenses – affiliates	1,373,546	1,331,452	2,735,708	2,571,719
General and administrative	1,738,455	1,678,129	3,253,205	3,381,937
Depreciation	3,368,222	3,280,079	6,661,010	6,398,481
Acquisition expense – affiliates	102,754	104,656	231,034	212,532
Other property acquisition expenses	522,008	43,058	632,807	57,078
Total operating expenses	10,146,329	9,268,825	19,792,593	18,392,278
Operating loss	(2,103,052)	(1,598,185)	(3,924,503)	(3,372,280)
Other income (expense):
Interest expense	(4,329,714)	(4,176,197)	(8,461,813)	(8,283,492)
Interest expense – debt issuance costs	(161,698)	(180,518)	(321,550)	(668,915)
Derivative fair value adjustment	—	—	—	(531,449)
Other income (loss), net	19,212	(9,829)	41,122	69,183
Equity in loss of unconsolidated real estate ventures	(747,544)	(385,074)	(1,561,373)	(607,602)
Foreign currency adjustment	(2,143,430)	3,304,699	(3,873,704)	3,108,763
Net loss	(9,466,226)	(3,045,104)	(18,101,821)	(10,285,792)
Less: Distributions to preferred unitholders in our Operating Partnership	(530,833)	—	(1,055,833)	—
Less: Distributions to preferred stockholders	(3,134,249)	(3,122,671)	(6,222,605)	(6,211,027)
Net loss attributable to the noncontrolling interests in our Operating Partnership	188,023	60,396	360,591	213,131
Net loss attributable to Strategic Storage Trust VI, Inc. common stockholders	$(12,943,285)	$(6,107,379)	$(25,019,668)	$(16,283,688)
Net loss per Class P share—basic and diluted	$(0.48)	$(0.23)	$(0.92)	$(0.63)
Net loss per Class A share—basic and diluted	$(0.48)	$(0.23)	$(0.92)	$(0.63)
Net loss per Class T share—basic and diluted	$(0.48)	$(0.23)	$(0.92)	$(0.63)
Net loss per Class W share—basic and diluted	$(0.48)	$(0.23)	$(0.92)	$(0.63)
Net loss per Class Y share—basic and diluted	$(0.48)	$(0.23)	$(0.92)	$(0.63)
Net loss per Class Z share—basic and diluted	$(0.48)	$(0.23)	$(0.92)	$(0.63)
Weighted average Class P shares outstanding—basic and diluted	11,537,218	11,409,948	11,509,451	11,385,103
Weighted average Class A shares outstanding—basic and diluted	3,285,496	3,409,389	3,274,871	3,369,755
Weighted average Class T shares outstanding—basic and diluted	5,488,698	5,405,833	5,475,377	5,396,180
Weighted average Class W shares outstanding—basic and diluted	727,087	712,450	725,081	709,961
Weighted average Class Y shares outstanding—basic and diluted	5,518,408	5,068,605	5,499,831	4,721,402
Weighted average Class Z shares outstanding—basic and diluted	580,900	480,721	579,546	424,038

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

Same-Store Facility Results - Three Months Ended June 30, 2026 and 2025

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2025) for the three months ended June 30, 2026 and 2025. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Revenues(1)	$5,335,857	$5,257,064	1.5%	$2,707,420	$2,413,576	N/M	$8,043,277	$7,670,640	4.9%
Property operating expenses(2)	2,114,053	1,985,284	6.5%	1,421,491	1,317,013	N/M	3,535,544	3,302,297	7.1%
Net operating income	$3,221,804	$3,271,780	-1.5%	$1,285,929	$1,096,563	N/M	$4,507,733	$4,368,343	3.2%
Number of Facilities	16	16		9	8		25	24
Rentable square feet(3)	1,361,225	1,361,225		876,185	785,885		2,237,410	2,147,110
Average physical occupancy(4)	90.3%	92.7%	-2.4%	77.6%	85.7%	N/M	87.0%	90.2%	-3.2%
Annualized rent per occupied square foot(5)	$17.73	$17.27	2.7%	N/M	N/M	N/M	$17.14	$16.76

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses exclude corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 square feet as of June 30, 2026 and 2025. On a same-store basis, for the same periods, parking represented approximately 109,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.
(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.1 million was primarily the result of an increase in revenue per occupied square foot of approximately 2.7% for the three months ended June 30, 2026 over the three months ended June 30, 2025 offset by a decrease in average physical occupancy of approximately 2.4%.

Our same-store property operating expenses increased by approximately $0.1 million for the three months ended June 30, 2026 compared to the three months ended June 30, 2025 primarily related to an increase in real estate taxes.

Net operating income, or NOI, is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses, tenant protection economics, and other non-property related income and expense. We believe that NOI is useful for investors as it provides a measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, we believe that NOI (sometimes referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. In addition, NOI is not a substitute for net income (loss), cash flows from operations, or other related financial measures, in evaluating our operating performance.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

	Three Months Ended
	June 30, 2026	June 30, 2025
Net Loss	$(9,466,226)	$(3,045,104)
Adjusted to exclude:
Asset management fees(1)(2)	879,346	860,606
General and administrative	1,738,455	1,678,129
Depreciation	3,368,222	3,280,079
Acquisition expenses—affiliates	102,754	104,656
Other property acquisition expenses	522,008	43,058
Interest expense	4,329,714	4,176,197
Interest expense—debt issuance costs	161,698	180,518
Other income, net	(19,212)	9,829
Equity in loss of unconsolidated real estate ventures	747,544	385,074
Foreign currency adjustment	2,143,430	(3,304,699)
Total property net operating income	$4,507,733	$4,368,343
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.3 million for each of the three months ended June 30, 2026 and 2025, respectively.

Same-Store Facility Results - Six Months Ended June 30, 2026 and 2025

The following table sets forth operating data for our same-store facilities (stabilized and comparable properties that have been included in the consolidated results of operations since January 1, 2025) for the six months ended June 30, 2026 and 2025. We consider the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Revenues(1)	$10,640,528	$10,347,501	2.8%	$5,227,562	$4,672,497	N/M	$15,868,090	$15,019,998	5.6%
Property operating expenses(2)	4,328,736	4,046,731	7.0%	2,921,776	2,640,078	N/M	7,250,512	6,686,809	8.4%
Net operating income	$6,311,792	$6,300,770	0.2%	$2,305,786	$2,032,419	N/M	$8,617,578	$8,333,189	3.4%
Number of Facilities	16	16		9	8		25	24
Rentable square feet(3)	1,361,225	1,361,225		876,185	785,885		2,237,410	2,147,110
Average physical occupancy(4)	90.3%	92.7%	-2.4%	81.7%	85.7%	N/M	87.0%	90.2%	-3.2%
Annualized rent per occupied square foot(5)	$17.77	$17.05	4.2%	N/M	N/M	N/M	$17.22	$16.52

N/M Not meaningful

(1)
Revenue includes rental revenue, ancillary revenue, administrative and late fees.
(2)
Property operating expenses exclude corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.
(3)
Of the total rentable square feet, parking represented approximately 199,780 square feet as of June 30, 2026 and 2025. On a same-store basis, for the same periods, parking represented approximately 109,000 square feet.
(4)
Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

(5)
Determined by dividing the aggregate realized rental income for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. We have excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

Our increase in same-store revenue of approximately $0.3 million was primarily the result of an increase in revenue per occupied square foot of approximately 4.2% for the six months ended June 30, 2026 over the six months ended June 30, 2025, offset by a decrease in average physical occupancy of approximately 2.4%.

Our same-store property operating expenses increased by approximately $0.3 million for the six months ended June 30, 2026 compared to the six months ended June 30, 2025 primarily related to an increase in real estate taxes.

The following table presents a reconciliation of net loss as presented on our consolidated statements of operations to NOI, as stated above, for the periods indicated:

	Six Months Ended
	June 30, 2026	June 30, 2025
Net Loss	$(18,101,821)	$(10,285,792)
Adjusted to exclude:
Asset management fees(1)(2)	1,764,025	1,655,441
General and administrative	3,253,205	3,381,937
Depreciation	6,661,010	6,398,481
Acquisition expenses—affiliates	231,034	212,532
Other property acquisition expenses	632,807	57,078
Interest expense	8,461,813	8,283,492
Interest expense—debt issuance costs	321,550	668,915
Derivative fair value adjustment	—	531,449
Other income (expense)	(41,122)	(69,183)
Equity in loss of unconsolidated joint ventures	1,561,373	607,602
Foreign currency adjustment	3,873,704	(3,108,763)
Total property net operating income	$8,617,578	$8,333,189
(1)
Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.
(2)
Includes amortization of Advisor contract of approximately $0.8 million and $0.7 million for the six months ended June 30, 2026 and 2025, respectively.

Forward-Looking Statements

Certain of the matters discussed in this earnings release, other than historical facts, constitute forward-looking statements within the meaning of the federal securities laws, and we intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in such federal securities laws. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words, or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.

Such statements include, but are not limited to statements concerning our plans, strategies, initiatives, prospects, objectives, goals, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•
disruptions in the economy, including debt and banking markets and foreign currency, including changes in the Canadian Dollar (“CAD”)/U.S. Dollar (“USD”) exchange rate;
•
significant transaction costs, including financing costs, and unknown liabilities;

STRATEGIC STORAGE TRUST VI, INC. AND SUBSIDIARIES

COMPUTATION OF SAME-STORE OPERATING RESULTS

(UNAUDITED)

•
whether we will be successful in the pursuit of our business plan and investment objectives;
•
changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including tariffs, wars, natural disasters, epidemics and pandemics, military actions, and terrorist attacks;
•
changes in tax and other laws and regulations, including tenant protection programs and other aspects of our business;
•
difficulties in our ability to attract and retain qualified personnel and management;
•
the effect of competition at our self-storage properties or from other storage alternatives, which could cause rents and occupancy rates to decline;
•
failure to close on pending or future acquisitions on favorable terms or at all;
•
our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse;
•
increases in interest rates; and
•
failure to maintain our REIT status.

All forward-looking statements, including without limitation, management’s examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (the “SEC”) and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this earnings release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information regarding risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by the risk factors included in Part II, Item 1A of our Form 10-Qs, copies of which may be obtained from our website at www.strategicreit.com.